Exhibit 99.1

CONTACT:

Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS FIRST QUARTER FISCAL YEAR 2008 FINANCIAL RESULTS

CHELMSFORD, Mass., November 28, 2007 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent bandwidth management solutions for fixed line and mobile network operators worldwide, today reported its results for the first quarter ended October 27, 2007. Revenue for the first quarter of fiscal 2008 was $38.0 million, compared with $34.8 million for the first quarter of fiscal 2007.

Net income for the first quarter of fiscal 2008, on a generally accepted accounting principles (“GAAP”) basis, was $7.0 million, or $0.02 per share, compared with a net loss of $17.2 million, or $(0.06) per share for the first quarter of fiscal 2007. Non-GAAP net income for the first quarter of fiscal 2008 was $10.4 million, or $0.04 per fully diluted share, compared with non-GAAP net income of $6.0 million, or $0.02 per fully diluted share for the first quarter of fiscal 2007. The reconciliation between net loss on a GAAP basis and net income on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

“We are pleased with the results for the first quarter, which included strong gross margin performance, improvements in our operating margins, and sequential growth in our multiservice core switching business,” said Daniel E. Smith, Sycamore’s president and chief executive officer. “Our broad range of innovative bandwith management solutions, significantly enhanced by the introduction of the SN 9000 intelligent multiservice switch, allows our customers to transition their networks and facilitate the delivery of agile, packet-centric applications with improved network and service survivability.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. From multiservice access networks to the optical core, Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the findings, including possible tax liabilities and penalties resulting from the audit of certain of the Company’s income tax returns by the Internal Revenue Service; risks relating to the formal investigation commenced by the Securities and Exchange Commission, such as a civil proceeding which may seek, among other things, injunctive relief and a civil penalty, with respect to certian stock options granted by the Company; the investigation by the U.S. Attorney’s office with respect to stock option matters; and other additional actions and findings that may result from the ongoing investigation into such stock options and the accounting therefor, including the restatement of previously issued financial statements and certain purported shareholder derivative actions filed against the Company and certain of its current and former officers and its directors; the Company’s reliance on a limited number of customers; variation in the company’s quarterly results; industry pricing pressures and competitive factors including new product introductions impacting customer orders; the consolidation of both suppliers and customers in the telecommunications marketplace and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Oct 27, 2007	July 31, 2007
Assets

Current assets:
Cash and cash equivalents	$476,536	$249,262
Short-term investments	419,204	658,307
Accounts receivable, net	37,303	30,521
Inventories	15,716	21,715
Prepaids and other current assets	10,456	4,062

Total current assets	959,215	963,867

Property and equipment, net	19,201	19,612
Long-term investments	27,040	17,182
Purchased intangibles, net	10,668	11,411
Goodwill	20,334	20,334
Other assets	716	664

Total Assets	$1,037,174	$1,033,070

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$10,785	$9,765
Other current liabilities	31,399	43,931

Total current liabilities	42,184	53,696

Long term deferred revenue	5,426	4,674
Long term liability	2,039	1,651

Total liabilities	49,649	60,021

Common stock	283	280
Additional paid-in capital	2,027,670	2,020,724
Accumulated deficit	(1,040,658)	(1,047,669)
Other equity	230	(286)

Total stockholders’ equity	987,525	973,049

Total Liabilities and Stockholders’ Equity	$1,037,174	$1,033,070

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	Oct 27, 2007	Oct 28, 2006
Revenue	$37,986	$34,822
Cost of revenue	19,080	20,820

Gross profit	18,906	14,002

Operating expenses:
Research and development	10,764	9,641
Sales and marketing	5,243	6,353
General and administrative	4,993	7,634
Asset impairment	—	6,555
Restructuring & related impairment	1,975	—
In-process research and development	—	12,400

Total operating expenses	22,975	42,583

Loss from operations	(4,069)	(28,581)

Interest and other income, net	11,411	11,553

Income (loss) before income taxes	7,342	(17,028)
Income tax expense	331	123

Net income (loss)	$7,011	$(17,151)

Net income (loss) per share:
Basic	$0.02	$(0.06)
Diluted	$0.02	$(0.06)

Weighted average shares outstanding:
Basic	280,643	279,342
Diluted	283,604	279,342

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	Oct 27, 2007	Oct 28, 2006
Revenue	$37,986	$34,822
Cost of revenue	18,975	19,630

Gross profit	19,011	15,192

Operating expenses:
Research and development	10,474	9,353
Sales and marketing	5,027	4,629
General and administrative	4,050	6,608

Total operating expenses	19,551	20,590

Loss from operations	(540)	(5,398)

Interest and other income, net	11,411	11,553

Income before income taxes	10,871	6,155
Income tax expense	457	140

Net income	$10,414	$6,015

Net income per share:
Basic	$0.04	$0.02
Diluted	$0.04	$0.02

Weighted average shares outstanding:
Basic	280,643	279,342
Diluted	283,604	279,342

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended
	Oct 27, 2007	Oct 28, 2006
GAAP net income (loss)	$7,011	$(17,151)

Stock-based compensation expense:
Cost of revenue	105	76
Research and development	290	288
Sales and marketing	216	1,724
General and administrative	200	296

Total stock based compensation expense	811	2,384
Asset impairment charge and related inventory commitment charges:
Operating expense	—	6,555
Cost of revenue	—	1,114
In-process research and development	—	12,400
Amortization of purchased intangible assets	743	730
Restructuring and other asset impairments:
Operating expense	1,975	—
Cost of revenue	—	—
Tax effect	(126)	(17)

Non-GAAP net income	$10,414	$6,015